Exhibit 99.1

A-Mark Precious Metals Reports

Fiscal Third Quarter 2023 Results

Q3 FY 2023 Diluted Earnings Per Share of $1.46 up from $1.35 in Q2 FY 2023

Q3 FY 2023 EBITDA of $52MM up 7% from Q2 FY 2023

Company Repurchases 335,735 Common Shares for $9.8MM

El Segundo, CA – May 9, 2023 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal third quarter ended March 31, 2023.

Management Commentary

“Our third quarter results continued to illustrate the effectiveness of our fully integrated precious metals platform, especially during periods of increased market volatility and macroeconomic uncertainty,” said A-Mark CEO Greg Roberts. “Our integrated capabilities allow us to optimize access to inventory, providing us with a consistent source of supply during periods of increased demand. During the third quarter these factors contributed to quarter-over-quarter increases of 19% in revenue and 18% in gross profit, as well as a 6% quarterly return on equity.

“We continue to benefit from the significant impact of the Direct-To-Consumer segment to our overall results, with a contribution of 57% to the consolidated gross profit for the quarter, driven by a 124-basis point increase in the segment’s gross margin percentage year-over-year. We remain diligent in our strategy of seeking additional investment opportunities that align with our business and expand our geographic footprint.

“Our minting business remains a consistent contributor to our overall performance with production output at near record levels. As we previously announced, during the quarter our Silver Towne Mint achieved ISO 9000:2015 certification in recognition of the facility’s high standards for quality management. With the certification, Silver Towne Mint’s products are now accepted into Individual Retirement Accounts (IRAs), which has allowed us to expand our products to an even larger base of customers. The Mint is now producing over one million ounces per week, and we are currently in the process of expanding the size of the facility and acquiring additional equipment to further increase minting capacity.

“Looking ahead, we believe that our diversified business model and access to inventory will allow us to further capitalize on the heightened demand for precious metals. While our core business remains strong, we are continuing to evaluate growth opportunities that will further enhance our platform and contribute to our business.”

Fiscal Third Quarter 2023 Operational Highlights

•
Gold ounces sold in the three months ended March 31, 2023 decreased 9% to 659,000 ounces from 727,000 ounces for the three months ended March 31, 2022, and increased 17% from 565,000 ounces for the three months ended December 31, 2022
•
Silver ounces sold in the three months ended March 31, 2023 increased 7% to 36.9 million ounces from 34.5 million ounces for the three months ended March 31, 2022, and decreased 3% from 38.1 million ounces for the three months ended December 31, 2022
•
As of March 31, 2023, the number of secured loans decreased 64% to 963 from 2,697 as of March 31, 2022, and decreased 8% from 1,049 as of December 31, 2022
•
Direct-to-Consumer new customers for the three months ended March 31, 2023 decreased 40% to 64,700 from 108,400 for the three months ended March 31, 2022, and decreased 51% from 131,200 for the three months ended December 31, 2022. For the three month period ended December 31, 2022, approximately 55% of the new customers were attributable to the acquired customer list of BGASC in October 2022
•
Direct-to-Consumer active customers for the three months ended March 31, 2023 decreased 9% to 147,400 from 162,700 for the three months ended March 31, 2022, and increased 27% from 116,400 for the three months ended December 31, 2022
•
Direct-to-Consumer average order value for the three months ended March 31, 2023 decreased $266, or 10% to $2,452 from $2,718 for the three months ended March 31, 2022, and increased $63, or 3% from $2,389 for the three months ended December 31, 2022
•
JM Bullion’s average order value for the three months ended March 31, 2023 decreased $285, or 11% to $2,252 from $2,537 for the three months ended March 31, 2022, and increased $14, or 1%, from $2,238 for the three months ended December 31, 2022

	Three Months Ended March 31,
	2023	2022
Selected Operating Metrics:
Gold ounces sold (1)	659,000	727,000
Silver ounces sold (2)	36,906,000	34,498,000
Number of secured loans at period end (3)	963	2,697
Direct-to-Consumer ("DTC") number of new customers (4)	64,700	108,400
Direct-to-Consumer number of active customers (5)	147,400	162,700
Direct-to-Consumer number of total customers (6)	2,257,900	1,968,200
Direct-to-Consumer average order value ("AOV") (7)	$2,452	$2,718
JM Bullion ("JMB") average order value (8)	$2,252	$2,537
CyberMetals number of new customers (9)	4,800	700
CyberMetals number of active customers (10)	1,500	200
CyberMetals number of total customers (11)	17,200	700
CyberMetals customer assets under management (12)	$6,500,000	$300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.
(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account during the period on the CyberMetals platform.
(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	March 31, 2023	December 31, 2022
Selected Operating Metrics:
Gold ounces sold (1)	659,000	565,000
Silver ounces sold (2)	36,906,000	38,137,000
Number of secured loans at period end (3)	963	1,049
Direct-to-Consumer ("DTC") number of new customers (4)	64,700	131,200
Direct-to-Consumer number of active customers (5)	147,400	116,400
Direct-to-Consumer number of total customers (6)	2,257,900	2,193,200
Direct-to-Consumer average order value ("AOV") (7)	$2,452	$2,389
JM Bullion ("JMB") average order value (8)	$2,252	$2,238
CyberMetals number of new customers (9)	4,800	4,300
CyberMetals number of active customers (10)	1,500	1,300
CyberMetals number of total customers (11)	17,200	12,500
CyberMetals customer assets under management (12)	$6,500,000	$5,600,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.
(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account during the period on the CyberMetals platform.
(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Nine Months 2023 Operational Highlights

•
Gold ounces sold in the nine months ended March 31, 2023 decreased 9% to 1.9 million ounces from 2.0 million ounces for the nine months ended March 31, 2022
•
Silver ounces sold in the nine months ended March 31, 2023 increased 17% to 111.0 million ounces from 94.6 million ounces for the nine months ended March 31, 2022
•
Direct-to-Consumer new customers for the nine months ended March 31, 2023 increased 35% to 244,900 from 182,000 for the nine months ended March 31, 2022. For the nine month period ended March 31, 2023, approximately 30% of the new customers were attributable to the acquired customer list of BGASC in October 2022
•
Direct-to-Consumer active customers for the nine months ended March 31, 2023 decreased 30% to 342,500 from 492,000 for the nine months ended March 31, 2022
•
Direct-to-Consumer average order value for the nine months ended March 31, 2023 decreased $64, or 3% to $2,394 from $2,458 for the nine months ended March 31, 2022
•
JM Bullion’s average order value for the nine months ended March 31, 2023 decreased $62, or 3% to $2,216 from $2,278 for the nine months ended March 31, 2022

	Nine Months Ended March 31,
	2023	2022
Selected Operating Metrics:
Gold ounces sold (1)	1,853,000	2,027,000
Silver ounces sold (2)	110,960,000	94,612,000
Number of secured loans at period end (3)	963	2,697
Direct-to-Consumer ("DTC") number of new customers (4)	244,900	182,000
Direct-to-Consumer number of active customers (5)	342,500	492,000
Direct-to-Consumer number of total customers (6)	2,257,900	1,968,200
Direct-to-Consumer average order value ("AOV") (7)	$2,394	$2,458
JM Bullion ("JMB") average order value (8)	$2,216	$2,278
CyberMetals number of new customers (9)	11,300	700
CyberMetals number of active customers (10)	3,100	200
CyberMetals number of total customers (11)	17,200	700
CyberMetals customer assets under management (12)	$6,500,000	$300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of third-party product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of third-party product orders delivered to JMB's customers during the period.
(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account during the period on the CyberMetals platform.
(10) CyberMetals number of active customers represents the number of customers that have made a purchase during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Third Quarter 2023 Financial Highlights

•
Revenues for the three months ended March 31, 2023 increased 10% to $2.317 billion from $2.109 billion for the three months ended March 31, 2022 and increased 19% from $1.950 billion for the three months ended December 31, 2022
•
Gross profit for the three months ended March 31, 2023 increased 5% to $75.5 million from $72.1 million for the three months ended March 31, 2022 and increased 18% from $64.0 million for the three months ended December 31, 2022
•
Gross profit margin for the three months ended March 31, 2023 decreased to 3.26% of revenue, from 3.42% of revenue for the three months ended March 31, 2022, and declined from 3.28% of revenue in the three months ended December 31, 2022
•
Net income attributable to the Company for the three months ended March 31, 2023 decreased 4% to $35.9 million from $37.4 million for the three months ended March 31, 2022, and increased 7% from $33.5 million for the three months ended December 31, 2022
•
Diluted earnings per share totaled $1.46 for the three months ended March 31, 2023, a 5% decrease compared to $1.53 for the three months ended March 31, 2022, adjusted for the effect of the two-for-one stock split in the form of a stock dividend that occurred in June 2022, and increased 8% from $1.35 for the three months ended December 31, 2022
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended March 31, 2023 decreased 9% to $49.2 million from $54.3 million for the three months ended March 31, 2022, and increased 6% from $46.5 million for the three months ended December 31, 2022
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended March 31, 2023 decreased 2% to $52.3 million from $53.6 million for the three months ended March 31, 2022, and increased 7% from $48.7 million for the three months ended December 31, 2022

	Three Months Ended March 31,
	2023	2022
	(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)

Selected Key Financial Statement Metrics:
Revenues	$2,317,150	$2,109,115
Gross profit	$75,498	$72,083
Depreciation and amortization expense	$(3,340)	$(7,548)
Net income attributable to the Company	$35,920	$37,382

Earnings per Share (1):
Basic	$1.53	$1.64
Diluted	$1.46	$1.53

Weighted Average Shares Outstanding (1):
Basic	23,421,300	22,859,600
Diluted	24,655,400	24,425,800

Non-GAAP Measures (2):
Adjusted net income before provision for income taxes	$49,151	$54,305
EBITDA	$52,263	$53,555

(1) Q3 FY 2022 is retroactively adjusted for the effect of the June 2022 two-for-one stock split in the form of a stock dividend
(2) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 22-24

	Three Months Ended
	March 31, 2023	December 31, 2022
	(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)

Selected Key Financial Statement Metrics:
Revenues	$2,317,150	$1,949,705
Gross profit	$75,498	$63,969
Depreciation and amortization expense	$(3,340)	$(3,260)
Net income attributable to the Company	$35,920	$33,481

Earnings per Share:
Basic	$1.53	$1.43
Diluted	$1.46	$1.35

Weighted Average Shares Outstanding:
Basic	23,421,300	23,489,000
Diluted	24,655,400	24,731,600

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$49,151	$46,471
EBITDA	$52,263	$48,659

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 22-24

Fiscal Nine Months 2023 Financial Highlights

•
Revenues for the nine months ended March 31, 2023 increased 2% to $6.167 billion from $6.069 billion for the nine months ended March 31, 2022
•
Gross profit for the nine months ended March 31, 2023 increased 11% to $216.1 million from $194.0 million for the nine months ended March 31, 2022
•
Gross profit margin for the nine months ended March 31, 2023 increased to 3.50% of revenue from 3.20% of revenue for the nine months ended March 31, 2022
•
Net income attributable to the Company for the nine months ended March 31, 2023 increased 20% to $114.5 million from $95.2 million for the nine months ended March 31, 2022
•
Diluted earnings per share totaled $4.64 for the nine months ended March 31, 2023, an 18% increase compared to $3.92 for the nine months ended March 31, 2022, adjusted for the effect of the two-for-one stock split in the form of a stock dividend that occurred in June 2022
•
Adjusted net income for the nine months ended March 31, 2023 increased 9% to $156.9 million from $144.4 million for the nine months ended March 31, 2022
•
EBITDA for the nine months ended March 31, 2023 increased 14% to $163.1 million from $143.7 million for the nine months ended March 31, 2022

	Nine Months Ended March 31,
	2023	2022
	(in thousands, except Earnings per Share and Weighted Average Shares Outstanding)

Selected Key Financial Statement Metrics:
Revenues	$6,167,206	$6,069,450
Gross profit	$216,059	$194,015
Depreciation and amortization expense	$(9,784)	$(24,077)
Net income attributable to the Company	$114,526	$95,200

Earnings per Share (1):
Basic	$4.89	$4.19
Diluted	$4.64	$3.92

Weighted Average Shares Outstanding (1):
Basic	23,435,700	22,712,800
Diluted	24,690,900	24,275,200

Non-GAAP Measures (2)
Adjusted net income before provision for income taxes	$156,896	$144,372
EBITDA	$163,148	$143,655

(1) Q3 YTD FY 2022 is retroactively adjusted for the effect of the June 2022 two-for-one stock split in the form of a stock dividend
(2) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 22-24

Fiscal Third Quarter 2023 Financial Summary

Revenues increased 10% to $2.317 billion from $2.109 billion in the same year-ago quarter. Excluding an increase of $312.5 million of forward sales, revenues decreased $104.5 million or 6%, which was due to a decrease in gold ounces sold and lower average selling prices of silver, partially offset by an increase in silver ounces sold and higher average selling prices of gold. The Direct-to-Consumer segment contributed 23% and 28% of the consolidated revenue in the fiscal third quarters of 2023 and 2022, respectively. JMB’s revenue represented 20% of the consolidated revenues for the fiscal third quarter of 2023 compared with 26% for the prior year fiscal third quarter.

Gross profit increased 5% to $75.5 million (3.26% of revenue) from $72.1 million (3.42% of revenue) in the same year-ago quarter. Excluding a $312.5 million increase in forward sales, gross margin percentage increased to 4.5% of revenue from 4.0% of revenue. The overall increase in gross profit was due to higher gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 57% and 58% of the consolidated gross profit in the fiscal third quarters of 2023 and 2022, respectively. Gross profit contributed by JMB represented 47% of the consolidated gross profit in the fiscal third quarter of 2023 and 48% of the consolidated gross profit for the prior year fiscal third quarter.

Selling, general and administrative expenses increased 16% to $23.8 million from $20.5 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $2.6 million, higher advertising costs of $0.5 million, an increase in computer-related expenses of $0.3 million, and an increase in insurance costs of $0.2 million, partially offset by lower consulting and professional fees of $0.5 million.

Depreciation and amortization expense decreased 56% to $3.3 million from $7.5 million in the same year-ago quarter. The change was primarily due to a $4.3 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 14% to $6.1 million from $5.3 million in the same year-ago quarter. The aggregate increase in interest income was primarily due to higher other finance product income partially offset by lower interest income earned by our Secured Lending segment.

Interest expense increased 70% to $9.2 million from $5.4 million in the same year-ago quarter. The increase in interest expense was primarily driven by $3.1 million associated with the Company’s Trading Credit Facility and the AMCF Notes (including amortization of debt issuance costs), $0.9 million related to product financing arrangements, partially offset by a decrease of $0.3 million of loan servicing fees.

Earnings (losses) from equity method investments decreased 104% to a loss of $0.1 million from earnings of $1.6 million in the same year-ago quarter. The net decrease was primarily due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $35.9 million or $1.46 per diluted share, compared to net income of $37.4 million or $1.53 per diluted share in the same year-ago quarter, adjusted for the effect of the two-for-one stock split in the form of a stock dividend that occurred in June 2022.

Adjusted net income before provision for income taxes for the three months ended March 31, 2023 totaled $49.2 million, a decrease of $5.1 million or 10% compared to $54.3 million in the same year-ago quarter. The decrease is principally due to a lower adjustment for amortization of acquired intangibles of $4.5 million and lower acquisition costs of $0.8 million.

EBITDA for the three months ended March 31, 2023 totaled $52.3 million, a decrease of $1.3 million or 2% compared to $53.6 million in the same year-ago quarter. The decrease is principally due to lower amortization of acquired intangibles of $4.5 million and lower net income of $1.5 million, partially offset by higher interest expense of $3.8 million and higher income tax expense of $1.4 million.

Fiscal Nine Months 2023 Financial Summary

Revenues increased 2% to $6.167 billion from $6.069 billion in the same year-ago period. Excluding an increase of $596.1 million of forward sales, our revenues decreased $498.3 million or 10%, which was due to a decrease in gold ounces sold and lower average selling prices of gold and silver, partially offset by an increase in silver ounces sold. The Direct-to-Consumer segment contributed 23% and 27% of the consolidated revenue for the nine months ended March 31, 2023 and 2022, respectively. JMB’s revenue represented 21% of the consolidated revenues for the nine months ended March 31, 2023 compared with 25% for the for the nine months ended March 31, 2022.

Gross profit increased 11% to $216.1 million (3.50% of revenue) from $194.0 million (3.20% of revenue) in the same year-ago period. Excluding a $596.1 million increase in forward sales, gross margin percentage increased to 4.7% of revenue from 3.8% of revenue. The overall increase in gross profit was due to higher gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 56% of the consolidated gross profit in the nine months ended March 31, 2023 and 2022. Gross profit contributed by JMB represented 48% and 46% of the consolidated gross profit for the nine months ended March 31, 2023 and 2022, respectively.

Selling, general and administrative expenses increased 12% to $62.4 million from $55.9 million in the same year-ago period. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $5.1 million, higher advertising costs of $2.4 million, an increase in computer-related expenses of $0.8 million, an increase in insurance costs of $0.4 million, partially offset by lower consulting and professional fees of $2.5 million.

Depreciation and amortization expense decreased 59% to $9.8 million from $24.1 million in the same year-ago period. The change was primarily due to a $14.4 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 0.3% to $16.2 million from $16.1 million in the same year-ago period. The aggregate increase in interest income was primarily due to an increase in other finance product income partially offset by lower interest income earned by our Secured Lending segment.

Interest expense increased 39% to $22.6 million from $16.3 million in the same year-ago period. The increase in interest expense was primarily driven by $4.9 million associated with our Trading Credit Facility and the AMCF Notes (including amortization of debt issuance costs), $1.8 million related to product financing arrangements, and $0.4 million in interest associated with liabilities on borrowed metals, partially offset by a decrease of $0.7 million of loan servicing fees.

Earnings from equity method investments increased 69% to $7.3 million from $4.3 million in the same year-ago period. The net increase of $3.0 million was primarily due to our additional 40% ownership interest in Silver Gold Bull, Inc., which was acquired in June 2022.

Net income attributable to the Company totaled $114.5 million or $4.64 per diluted share, compared to net income of $95.2 million or $3.92 per diluted share in the same year-ago period, adjusted for the effect of the two-for-one stock split in the form of a stock dividend that occurred in June 2022.

Adjusted net income before provision for income taxes for the nine months ended March 31, 2023 totaled $156.9 million, an increase of $12.5 million or 9% compared to $144.4 million in the same year-ago period. The increase is principally due to $27.5 million of higher net income before provision for income taxes, partially offset by a lower adjustment for amortization of acquired intangibles of $14.7 million.

EBITDA for the nine months ended March 31, 2023 totaled $163.1 million, an increase of $19.5 million or 14% compared to $143.7 million in the same year-ago period. The increase was principally due to higher net income of $19.2 million, higher income tax expense of $8.3 million, and higher interest expense of $6.3 million, partially offset by lower amortization of acquired intangibles of $14.7 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on April 28, 2023 to stockholders of record as of April 17, 2023. It is expected that the next quarterly dividend will be paid in July 2023. The declaration of regular cash dividends in the future, including next quarter, is subject to the determination each quarter by the Board of Directors, based on several factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (May 9, 2023) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/48137

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Access Code: 146196

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of A-Mark’s website at www.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through May 23, 2023.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay Passcode: 48137

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates six separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org and BGASC.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding. Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AM Capital Funding was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, and Vienna, Austria.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations regarding the dividend declaration, the amount or timing of any future dividends, future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate, which has favorably contributed to demand and volatility in the precious metals markets; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint, the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future performance or future payment of dividends are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial performance measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial performance or liquidity measure.

In the Company’s attached reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are also attached and are included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended March 31, 2023.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Matthew Hausch

Gateway Group, Inc.

1-949-574-3860

AMRK@gatewayIR.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for share data)

	March 31, 2023	June 30, 2022
ASSETS	(unaudited)
Current assets
Cash	$78,101	$37,783
Receivables, net	90,076	97,040
Derivative assets	58,456	91,743
Secured loans receivable	96,856	126,217
Precious metals held under financing arrangements	24,014	79,766
Inventories:
Inventories	675,414	458,347
Restricted inventories	292,104	282,671
	967,518	741,018
Income tax receivable	861	—
Prepaid expenses and other assets	8,460	7,558
Total current assets	1,324,342	1,181,125
Operating lease right of use assets	5,410	6,482
Property, plant, and equipment, net	11,473	9,845
Goodwill	100,943	100,943
Intangibles, net	64,281	67,965
Long-term investments	80,995	70,828
Other long-term assets	5,459	5,471
Total assets	$1,592,903	$1,442,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$230,000	$215,000
Liabilities on borrowed metals	25,730	59,417
Product financing arrangements	292,104	282,671
Accounts payable and other payables	10,164	6,127
Deferred revenue and other advances	253,688	175,545
Derivative liabilities	83,330	75,780
Accrued liabilities	19,763	21,813
Income tax payable	—	382
Notes payable	94,644	—
Total current liabilities	1,009,423	836,735
Notes payable	1,752	94,073
Deferred tax liabilities	14,788	15,408
Other liabilities	4,802	5,972
Total liabilities	1,030,765	952,188
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of March 31, 2023 and June 30, 2022	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,596,341 and 23,379,888 shares issued and 23,260,606 and 23,379,888 shares outstanding as of March 31, 2023 and June 30, 2022, respectively	236	234
Treasury stock, 335,735 and 0 shares at cost as of March 31, 2023 and June 30, 2022, respectively	(9,762)	—
Additional paid-in capital	168,253	166,526
Accumulated other comprehensive loss	(1,229)	—
Retained earnings	403,473	321,849
Total A-Mark Precious Metals, Inc. stockholders’ equity	560,971	488,609
Noncontrolling interest	1,167	1,862
Total stockholders’ equity	562,138	490,471
Total liabilities, noncontrolling interest and stockholders’ equity	$1,592,903	$1,442,659

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues	$2,317,150	$2,109,115	$6,167,206	$6,069,450
Cost of sales	2,241,652	2,037,032	5,951,147	5,875,435
Gross profit	75,498	72,083	216,059	194,015
Selling, general, and administrative expenses	(23,841)	(20,494)	(62,438)	(55,884)
Depreciation and amortization expense	(3,340)	(7,548)	(9,784)	(24,077)
Interest income	6,087	5,343	16,167	16,125
Interest expense	(9,237)	(5,429)	(22,603)	(16,297)
Earnings (losses) from equity method investments	(70)	1,608	7,276	4,317
Other income, net	641	493	2,001	1,335
Unrealized gains (losses) on foreign exchange	35	(135)	250	(128)
Net income before provision for income taxes	45,773	45,921	146,928	119,406
Income tax expense	(9,775)	(8,375)	(32,096)	(23,797)
Net income	35,998	37,546	114,832	95,609
Net income attributable to noncontrolling interest	78	164	306	409
Net income attributable to the Company	$35,920	$37,382	$114,526	$95,200
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$1.53	$1.64	$4.89	$4.19
Diluted	$1.46	$1.53	$4.64	$3.92

Weighted average shares outstanding:
Basic	23,421,300	22,859,600	23,435,700	22,712,800
Diluted	24,655,400	24,425,800	24,690,900	24,275,200

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands; unaudited)

Nine Months Ended March 31,	2023	2022
Cash flows from operating activities:
Net income	$114,832	$95,609
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,784	24,077
Amortization of loan cost	1,628	2,089
Deferred income taxes	(251)	(4,563)
Interest added to principal of secured loans	(10)	(13)
Share-based compensation	1,607	1,628
Write-down of digital assets	12	50
Earnings from equity method investments	(7,276)	(4,317)
Dividends received from equity method investees	551	—
Changes in assets and liabilities:
Receivables	6,964	23,364
Secured loans receivable	1,012	747
Secured loans made to affiliates	—	(1,989)
Derivative assets	33,287	18,563
Income tax receivable	(861)	—
Precious metals held under financing arrangements	55,752	67,292
Inventories	(226,500)	(306,244)
Prepaid expenses and other assets	(1,488)	(1,923)
Accounts payable and other payables	4,037	20,240
Deferred revenue and other advances	78,143	(1,335)
Derivative liabilities	7,550	17,244
Liabilities on borrowed metals	(33,687)	(24,042)
Accrued liabilities	(1,455)	2,569
Income tax payable	(382)	(4,748)
Net cash provided by (used in) operating activities	43,249	(75,702)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(3,227)	(2,106)
Purchase of long-term investments	(5,540)	(6,750)
Purchase of intangible assets	(4,500)	—
Secured loans receivable, net	28,359	(31,615)
Purchase of digital assets	—	(250)
Net cash provided by (used in) investing activities	15,092	(40,721)
Cash flows from financing activities:
Product financing arrangements, net	9,433	(1,581)
Dividends paid	(32,794)	(22,639)
Distributions paid to noncontrolling interest	(1,001)	—
Net borrowings and repayments under lines of credit	15,000	70,000
Repayments on notes payable to related party	(2,135)	—
Repurchases of common stock	(9,762)	—
Proceeds from issuance of related party note	3,887	—
Debt funding issuance costs	(471)	(4,187)
Proceeds from the exercise of share-based awards	1,425	2,007
Payments for tax withholding related to net settlement of share-based awards	(1,605)	(33)
Net cash (used in) provided by financing activities	(18,023)	43,567
Net increase (decrease) in cash	40,318	(72,856)
Cash, beginning of period	37,783	101,405
Cash, end of period	$78,101	$28,549

Overview of Results of Operations for the Three Months Ended March 31, 2023 and 2022

Consolidated Results of Operations

The operating results for the three months ended March 31, 2023 and 2022 were as follows:

in thousands, except per share data

Three Months Ended March 31,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,317,150	100.000%	$2,109,115	100.000%	$208,035	9.9%
Gross profit	75,498	3.258%	72,083	3.418%	$3,415	4.7%
Selling, general, and administrative expenses	(23,841)	(1.029%)	(20,494)	(0.972%)	$3,347	16.3%
Depreciation and amortization expense	(3,340)	(0.144%)	(7,548)	(0.358%)	$(4,208)	(55.7%)
Interest income	6,087	0.263%	5,343	0.253%	$744	13.9%
Interest expense	(9,237)	(0.399%)	(5,429)	(0.257%)	$3,808	70.1%
Earnings (losses) from equity method investments	(70)	(0.003%)	1,608	0.076%	$(1,678)	(104.4%)
Other income, net	641	0.028%	493	0.023%	$148	30.0%
Unrealized gains (losses) on foreign exchange	35	0.002%	(135)	(0.006%)	$170	125.9%
Net income before provision for income taxes	45,773	1.975%	45,921	2.177%	$(148)	(0.3%)
Income tax expense	(9,775)	(0.422%)	(8,375)	(0.397%)	$1,400	16.7%
Net income	35,998	1.554%	37,546	1.780%	$(1,548)	(4.1%)
Net income attributable to noncontrolling interest	78	0.003%	164	0.008%	$(86)	(52.4%)
Net income attributable to the Company	$35,920	1.550%	$37,382	1.772%	$(1,462)	(3.9%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.53		$1.64		$(0.11)	(6.7%)
Diluted	$1.46		$1.53		$(0.07)	(4.6%)

Overview of Results of Operations for the Three Months Ended March 31, 2023 and December 31, 2022

Consolidated Results of Operations

The operating results for the three months ended March 31, 2023, and December 31, 2022 were as follows:

in thousands, except per share data
	Three Months Ended
	March 31, 2023		December 31, 2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,317,150	100.000%	$1,949,705	100.000%	$367,445	18.8%
Gross profit	75,498	3.258%	63,969	3.281%	$11,529	18.0%
Selling, general, and administrative expenses	(23,841)	(1.029)%	(20,813)	(1.067)%	$3,028	14.5%
Depreciation and amortization expense	(3,340)	(0.144)%	(3,260)	(0.167)%	$80	2.5%
Interest income	6,087	0.263%	4,984	0.256%	$1,103	22.1%
Interest expense	(9,237)	(0.399)%	(7,236)	(0.371)%	$2,001	27.7%
Earnings (losses) from equity method investments	(70)	(0.003)%	4,669	0.239%	$(4,739)	(101.5%)
Other income, net	641	0.028%	833	0.043%	$(192)	(23.0%)
Unrealized gains on foreign exchange	35	0.002%	1	0.000%	$34	N/M
Net income before provision for income taxes	45,773	1.975%	43,147	2.213%	$2,626	6.1%
Income tax expense	(9,775)	(0.422)%	(9,550)	(0.490)%	$225	2.4%
Net income	35,998	1.554%	33,597	1.723%	$2,401	7.1%
Net income attributable to non-controlling interests	78	0.003%	116	0.006%	$(38)	(32.8%)
Net income attributable to the Company	$35,920	1.550%	$33,481	1.717%	$2,439	7.3%
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Per Share Data:
Basic	$1.53		$1.43		$0.10	7.0%
Diluted	$1.46		$1.35		$0.11	8.1%

Overview of Results of Operations for the Nine months Ended March 31, 2023 and 2022

Consolidated Results of Operations

The operating results for the nine months ended March 31, 2023, and 2022 were as follows:

in thousands, except per share data

Nine Months Ended March 31,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$6,167,206	100.000%	$6,069,450	100.000%	$97,756	1.6%
Gross profit	216,059	3.503%	194,015	3.197%	$22,044	11.4%
Selling, general, and administrative expenses	(62,438)	(1.012%)	(55,884)	(0.921%)	$6,554	11.7%
Depreciation and amortization expense	(9,784)	(0.159%)	(24,077)	(0.397%)	$(14,293)	(59.4%)
Interest income	16,167	0.262%	16,125	0.266%	$42	0.3%
Interest expense	(22,603)	(0.367%)	(16,297)	(0.269%)	$6,306	38.7%
Earnings from equity method investments	7,276	0.118%	4,317	0.071%	$2,959	68.5%
Other income, net	2,001	0.032%	1,335	0.022%	$666	49.9%
Unrealized gains (losses) on foreign exchange	250	0.004%	(128)	(0.002%)	$378	295.3%
Net income before provision for income taxes	146,928	2.382%	119,406	1.967%	$27,522	23.0%
Income tax expense	(32,096)	(0.520%)	(23,797)	(0.392%)	$8,299	34.9%
Net income	114,832	1.862%	95,609	1.575%	$19,223	20.1%
Net income attributable to noncontrolling interest	306	0.005%	409	0.007%	$(103)	(25.2%)
Net income attributable to the Company	$114,526	1.857%	$95,200	1.569%	$19,326	20.3%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$4.89		$4.19		$0.70	16.7%
Diluted	$4.64		$3.92		$0.72	18.4%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2023 and 2022 follows:

in thousands
Three Months Ended March 31,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$45,773	$45,921	$(148)	(0.3%)
Adjustments:
Acquisition costs	38	836	$(798)	(95.5%)
Amortization of acquired intangibles	2,719	7,188	$(4,469)	(62.2%)
Depreciation expense	621	360	$261	72.5%
Adjusted net income before provision for income taxes (non-GAAP)	$49,151	$54,305	$(5,154)	(9.5%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2023, and 2022 follows:

in thousands
Three Months Ended March 31,	2023	2022	Change
	$	$	$	%
Net income	$35,998	$37,546	$(1,548)	(4.1%)
Adjustments:
Interest income	(6,087)	(5,343)	$744	13.9%
Interest expense	9,237	5,429	$3,808	70.1%
Amortization of acquired intangibles	2,719	7,188	$(4,469)	(62.2%)
Depreciation expense	621	360	$261	72.5%
Income tax expense	9,775	8,375	$1,400	16.7%
	16,265	16,009	$256	1.6%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$52,263	$53,555	$(1,292)	(2.4%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$91,767	$(114,233)	$206,000	180.3%
Changes in operating working capital	(52,003)	157,488	$(209,491)	(133.0%)
Interest expense	9,237	5,429	$3,808	70.1%
Interest income	(6,087)	(5,343)	$744	13.9%
Income tax expense	9,775	8,375	$1,400	16.7%
Earnings (losses) from equity method investments	(70)	1,608	$(1,678)	(104.4%)
Write-down of digital assets	—	(50)	$50	100.0%
Share-based compensation	(538)	(573)	$(35)	(6.1%)
Interest added to principal of secured loans	4	4	$—	—%
Deferred income taxes	666	1,380	$(714)	(51.7%)
Amortization of loan cost	(488)	(530)	$(42)	(7.9%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$52,263	$53,555	$(1,292)	(2.4%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended March 31, 2023 and Three Months Ended December 31, 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended March 31, 2023 and December 31, 2022 follows:

in thousands
	Three Months Ended
	March 31, 2023	December 31, 2022	Change
	$	$	$	%
Net income before provision for income taxes	$45,773	$43,147	$2,626	6.1%
Adjustments:
Acquisition costs	38	64	$(26)	(40.6%)
Amortization of acquired intangibles	2,719	2,763	$(44)	(1.6%)
Depreciation expense	621	497	$124	24.9%
Adjusted net income before provision for income taxes (non-GAAP)	$49,151	$46,471	$2,680	5.8%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended March 31, 2023, and December 31, 2022 follows:

in thousands	Three Months Ended
	March 31, 2023	December 31, 2022	Change
	$	$	$	%
Net income	$35,998	$33,597	$2,401	7.1%
Adjustments:
Interest income	(6,087)	(4,984)	$1,103	22.1%
Interest expense	9,237	7,236	$2,001	27.7%
Amortization of acquired intangibles	2,719	2,763	$(44)	(1.6%)
Depreciation expense	621	497	$124	24.9%
Income tax expense	9,775	9,550	$225	2.4%
	16,265	15,062	$1,203	8.0%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$52,263	$48,659	$3,604	7.4%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$91,767	$(328,140)	$419,907	128.0%
Changes in operating working capital	(52,003)	361,909	$(413,912)	(114.4%)
Interest expense	9,237	7,236	$2,001	27.7%
Interest income	(6,087)	(4,984)	$1,103	22.1%
Income tax expense	9,775	9,550	$225	2.4%
Earnings (losses) from equity method investments	(70)	4,669	$(4,739)	(101.5%)
Write-down of digital assets	-	(12)	$12	100.0%
Share-based compensation	(538)	(534)	$4	0.7%
Interest added to principal of secured loans	4	2	$2	100.0%
Deferred income taxes	666	(451)	$1,117	247.7%
Amortization of loan cost	(488)	(586)	$(98)	(16.7%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$52,263	$48,659	$3,604	7.4%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Nine months Ended March 31, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the nine months ended March 31, 2023 and 2022 follows:

in thousands
Nine Months Ended March 31,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$146,928	$119,406	$27,522	23.0%
Adjustments:
Acquisition costs	184	889	$(705)	(79.3%)
Amortization of acquired intangibles	8,193	22,932	$(14,739)	(64.3%)
Depreciation expense	1,591	1,145	$446	39.0%
Adjusted net income before provision for income taxes (non-GAAP)	$156,896	$144,372	$12,524	8.7%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the nine months ended March 31, 2023, and 2022 follows:

in thousands
Nine Months Ended March 31,	2023	2022	Change
	$	$	$	%
Net income	$114,832	$95,609	$19,223	20.1%
Adjustments:
Interest income	(16,167)	(16,125)	$42	0.3%
Interest expense	22,603	16,297	$6,306	38.7%
Amortization of acquired intangibles	8,193	22,932	$(14,739)	(64.3%)
Depreciation expense	1,591	1,145	$446	39.0%
Income tax expense	32,096	23,797	$8,299	34.9%
	48,316	48,046	$270	0.6%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$163,148	$143,655	$19,493	13.6%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$43,249	$(75,702)	$118,951	157.1%
Changes in operating working capital	77,628	190,262	$(112,634)	(59.2%)
Interest expense	22,603	16,297	$6,306	38.7%
Interest income	(16,167)	(16,125)	$42	0.3%
Income tax expense	32,096	23,797	$8,299	34.9%
Dividends received from equity method investees	(551)	—	$551	—%
Earnings from equity method investments	7,276	4,317	$2,959	68.5%
Write-down of digital assets	(12)	(50)	$(38)	(76.0%)
Share-based compensation	(1,607)	(1,628)	$(21)	(1.3%)
Interest added to principal of secured loans	10	13	$(3)	(23.1%)
Deferred income taxes	251	4,563	$(4,312)	(94.5%)
Amortization of loan cost	(1,628)	(2,089)	$(461)	(22.1%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$163,148	$143,655	$19,493	13.6%